Exhibit 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Second Quarter Results and Business Highlights

•	Record quarterly revenue of $42 million

•	Annual production run-rate increased by 25 percent to 70 megawatts annually

•	Sale of 1.4 megawatt power plant for hospital application

•	Construction of multi-megawatt fuel cell parks on track in Connecticut and South Korea

DANBURY, CT – June 5, 2013 – FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, today reported results for its second quarter ended April 30, 2013 along with an update on key business highlights.

Financial Results

FuelCell Energy (the Company) reported total revenues for the second quarter of 2013 of $42.4 million, an increase of 75 percent when compared to total revenues of $24.2 million for the second quarter of 2012.

Product sales for the second quarter of 2013 totaled $34.4 million including $29.3 million of fuel cell kits and power plants, and $5.1 million of power plant component sales and installation services. For the comparable prior year period, product sales totaled $18.7 million including $14.3 million of fuel cell kits and power plants and $4.4 million of power plant component sales and installation services. The increase year-over-year reflects higher fuel cell kit sales combined with revenue from the Bridgeport fuel cell park project of approximately $8.9 million. The Company increased its production rate during the second quarter of 2013 at the Torrington, Connecticut manufacturing facility, reaching an annual run-rate of 70 megawatts (MW) effective May 1, 2013.

Service and license revenues for the second quarter of 2013 totaled $4.1 million compared to $3.5 million for the comparable prior year period.

Advanced technologies contract revenue was $4.0 million for the second quarter of 2013 compared to $2.0 million for the second quarter of 2012 with the increase primarily due to solid oxide fuel cell development programs, particularly the unmanned aerial program with Boeing resulting from the acquisition of Versa Power Systems in the first quarter of 2013.

Backlog totaled $410.0 million at April 30, 2013 compared to $181.4 million at April 30, 2012.

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Product sales backlog was $238.1 million at April 30, 2013 compared to $89.3 million at April 30, 2012. The 122 MW fuel cell kit order by POSCO Energy in October 2012 and the 14.9 MW Bridgeport fuel cell park project account for the increase in product sales backlog year-over-year. Product backlog in megawatts totaled 139.5 MW at April 30, 2013 compared to 52.4 MW at April 30, 2012.

FUELCELL ENERGY SECOND QUARTER 2013 RESULTS	PAGE 2

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Service backlog was $157.8 million at April 30, 2013 compared to $78.4 million at April 30, 2012 with the addition of the Bridgeport fuel cell park service contract accounting for a significant portion of the growth year-over-year.

•	Advanced technologies contracts backlog was $14.1 million at April 30, 2013 compared to $13.8 million at April 30, 2012.

The gross profit generated in the second quarter of 2013 totaled $2.3 million compared to a gross profit of $0.2 million generated in the second quarter of 2012. The second quarter 2013 gross margin of 5.5 percent benefitted from a sales mix that included complete power plants and installation services along with fuel cell kits.

Loss from operations for the second quarter of 2013 was $7.2 million compared to $7.8 million for the second quarter of 2012. Administrative and selling expenses increased in the second quarter of 2013 compared to the second quarter of 2012, due to increased business development activity in the European market and fully consolidating Versa Power Systems.

Net loss to common shareholders for the second quarter of 2013 totaled $8.2 million, or $0.04 per basic and diluted share, compared to $9.1 million or $0.06 per basic and diluted share in the second quarter of 2012.

Year-to-Date 2013

For the six months ended April 30, 2013, the Company reported revenue of $78.8 million compared to $55.5 million for the prior year period. Product sales were $63.4 million compared to $44.8 million for the prior year period. Service agreement and license revenues were $9.1 million compared to $6.9 million for the prior year period. Advanced technologies contract revenues totaled $6.3 million, compared to $3.8 million for the prior year period.

For the six months ended April 30, 2013, the Company’s gross profit was approximately breakeven compared to a gross profit of $2.3 million for the six months ended April 30, 2012. A charge of approximately $2.1 million was incurred in the first quarter of 2013 related to a select number of fuel cell stacks requiring repair, which negatively impacted financial results for the six months ended April 30, 2013 compared to the prior year period.

Loss from operations for the six months ended April 30, 2013 was $18.3 million, compared to $13.2 million for the six months ended April 30, 2012. The change year-over-year includes the impact of increased business development activity in the USA and European markets and fully consolidating Versa Power Systems.

Net loss to common shareholders for the six months ended April 30, 2013 was $20.6 million or $0.11 per basic and diluted share, or $15.8 million or $0.11 per basic and diluted share for the prior year period.

Cash and cash equivalents

Total cash and cash equivalents and restricted cash was $71.7 million at April 30, 2013. Net cash used in the quarter of $14.6 million consisted primarily of a use of working capital tied to the growth of the business and power plant construction activities.

During the quarter, the Company closed on a new long-term loan agreement with the Connecticut Clean Energy and Finance Investment Authority (CEFIA) totaling $5.9 million in support of the Bridgeport project. Advances under the loan agreement during the second quarter totaled $2.6 million partially off-setting working capital usage. Capital spending for the second quarter of 2013 was $1.2 million and depreciation expense was $1.0 million.

FUELCELL ENERGY SECOND QUARTER 2013 RESULTS	PAGE 3

Business Highlights and Strategy Execution

Operations update

The annual production run-rate at the Torrington, Connecticut production facility was increased to 70 MW as of May 1, 2013 to meet backlog. The change in production levels represented an increase of 25 percent from the production levels of 56 MW annually maintained during the second quarter of 2013.

Engineering and assembly of fuel cell power plants commenced at the FuelCell Energy Solutions manufacturing facility in Germany during the second quarter of 2013.

Installations Update

“In conjunction with our customer, Dominion, we co-hosted a groundbreaking ceremony at the Bridgeport fuel cell park last month to showcase our clean and efficient product solutions to government officials and the local community and to say that the project is on schedule and on budget,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy, Inc.

The first two fuel cell modules have been delivered to the Bridgeport fuel cell park with subsequent deliveries scheduled during the summer and early fall. The inter-connection work to connect the fuel cell park to the electric grid via three substations is more than 90 percent complete. Module manufacturing and conditioning is on schedule and the fuel cell park is expected to deliver full power by the end of calendar year 2013.

Construction of the 59 MW fuel cell park in Hwasung City, South Korea by POSCO Energy continues to progress with twelve of the 2.8 MW DFC3000 power plants on site and the remaining nine plants to be delivered during the summer and early fall. Commissioning has begun for the initial power plant installations. The fuel cell park will be brought to full power by the end of 2013 or early 2014.

In Europe, the fuel cell power plant purchased by The Crown Estate and installed inside the Regent Street mixed-use office/residential/retail complex in central London, England is undergoing commissioning. Construction of both the 20 Fenchurch office tower in London and the Federal Ministry of Education and Research government complex in Berlin, Germany is progressing. The fuel cell power plant for the Berlin installation is being assembled at the FuelCell Energy Solutions manufacturing facility in Germany.

Market Update

“I am very encouraged about the order outlook for our power plants based on customer discussions including utilities and on-site power users,” said Mr. Bottone, “Near-term order volume exists in California, Connecticut and New Jersey as well as Germany and potentially a few other European countries.”

A 1.4 MW DFC1500® power plant was sold during the second quarter of 2013 for installation at a hospital in Hartford, Connecticut. The power plant will be configured for combined heat and power with the heat being supplied to both the hospital and a nearby school. Clean, quiet and modest space requirements enable placement of FuelCell Energy power plants in urban locations such as next to hospitals. The project is part of the State of Connecticut Low-emission Renewable Energy Credit (LREC) program.

The Company has approximately 18 megawatts of approved projects under the Connecticut Project 150 program. Legislation was recently approved that extended the required start-date of these projects by 24 months. The required start dates now range from May 2015 to September 2015. Construction of the Bridgeport fuel cell park, a CT150 project, and the associated job creation supported the extension request. The Company is seeking project investors to purchase and own the power plants. Similar to the Bridgeport fuel cell park, the Company is developing the projects, will provide the fuel cell power plants, and expects to provide installation/Engineering, Procurement and Construction (EPC) services, and then operate and maintain the plants over the term of the power purchase agreement.

FUELCELL ENERGY SECOND QUARTER 2013 RESULTS	PAGE 4

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s power plants have generated more than 1.6 billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas. For more information, please visit www.fuelcellenergy.com

See us on YouTube

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Conference Call Information

FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on June 6, 2013 to discuss the second quarter 2013 results. An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

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The live webcast of this call will be available on the Company website at www.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘events & presentations’ and then click on ‘Listen to the webcast’

•	Alternatively, participants in the U.S. or Canada can dial 877-303-7005

•	Outside the U.S. and Canada, please call 678-809-1045

FUELCELL ENERGY SECOND QUARTER 2013 RESULTS	PAGE 5

•	The passcode is ‘FuelCell Energy’

The webcast of the conference call will be available on the Company’s Investors’ page at www.fuelcellenergy.com. Alternatively, the replay of the conference call will be available approximately two hours after the conclusion of the call until midnight Eastern Time on June 9, 2013:

•	From the U.S. and Canada please dial 855-859-2056

•	Outside the U.S. or Canada please call 404-537-3406

•	Enter confirmation code 75510477

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com

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FUELCELL ENERGY SECOND QUARTER 2013 RESULTS	PAGE 6

FUELCELL ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	April 30, 2013	October 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$56,039	$46,879
Restricted cash and cash equivalents	10,689	5,335
License fee receivable	—	10,000
Accounts receivable, net	29,393	25,984
Inventories, net	49,871	47,701
Other current assets	7,828	4,727

Total current assets	153,820	140,626
Restricted cash and cash equivalents	4,950	5,300
Property, plant and equipment, net	21,911	23,258
Goodwill	4,245	—
Intangible assets	9,592	—
Investment in and loans to affiliate	—	6,115
Other assets, net	12,968	16,186

Total assets	$207,486	$191,485

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$4,410	$5,161
Accounts payable	19,563	12,254
Accounts payable due to affiliate	—	203
Accrued liabilities	19,706	20,265
Deferred revenue	60,207	45,939
Preferred stock obligation of subsidiary	1,060	1,075

Total current liabilities	104,946	84,897
Long-term deferred revenue	20,980	15,533
Long-term preferred stock obligation of subsidiary	13,292	13,095
Long-term debt and other liabilities	10,985	3,975

Total liabilities	150,203	117,500

Redeemable preferred stock (liquidation preference of $64,020 at April 30, 2013 and October 31, 2012)	59,857	59,857
Total equity:
Shareholders’ (deficit) equity
Common stock ($.0001 par value; 275,000,000 shares authorized; 191,936,178 and 185,856,123 shares issued and outstanding at April 30, 2013 and October 31, 2012, respectively)	19	18
Additional paid-in capital	753,477	751,256
Accumulated deficit	(755,876)	(736,831)
Accumulated other comprehensive income	87	66
Treasury stock, Common, at cost (5,679 shares at April 30, 2013 and October 31, 2012)	(53)	(53)
Deferred compensation	53	53

Total shareholders’ (deficit) equity	(2,293)	14,509
Noncontrolling interest in subsidiaries	(281)	(381)

Total (deficit) equity	(2,574)	14,128

Total liabilities and equity	$207,486	$191,485

FUELCELL ENERGY SECOND QUARTER 2013 RESULTS	PAGE 7

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2013	2012
Revenues:
Product sales	$34,375	$18,657
Service agreement and license revenues	4,108	3,454
Advanced technologies contract revenues	3,953	2,042

Total revenues	42,436	24,153

Costs of revenues:
Cost of product sales	32,483	18,139
Cost of service agreement revenues	3,904	3,942
Cost of advanced technologies contract revenues	3,735	1,871

Total cost of revenues	40,122	23,952

Gross profit	2,314	201
Operating expenses:
Administrative and selling expenses	5,436	4,002
Research and development expenses	4,075	3,956

Total operating expenses	9,511	7,958

Loss from operations	(7,197)	(7,757)
Interest expense	(574)	(575)
Loss from equity investment	—	(150)
License fee and royalty income	—	412
Other income (expense), net	177	(414)

Loss before (provision) benefit for income taxes	(7,594)	(8,484)
(Provision) benefit for income taxes	(35)	121

Net loss	(7,629)	(8,363)
Net loss attributable to noncontrolling interest	264	71

Net loss attributable to FuelCell Energy, Inc.	(7,365)	(8,292)
Preferred stock dividends	(800)	(801)

Net loss to common shareholders	$(8,165)	$(9,093)

Loss per share basic and diluted
Basic	$(0.04)	$(0.06)
Diluted	$(0.04)	$(0.06)
Weighted average shares outstanding
Basic	190,431,554	150,013,074
Diluted	190,431,554	150,013,074

FUELCELL ENERGY SECOND QUARTER 2013 RESULTS	PAGE 8

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(unaudited)

(Amounts in thousands, except share and per share amounts)

	Six Months Ended April 30,
	2013	2012
Revenues:
Product sales	$63,440	$44,859
Service agreement and license revenues	9,077	6,852
Advanced technologies contract revenues	6,277	3,779

Total revenues	78,794	55,490

Costs of revenues:
Cost of product sales	62,427	41,499
Cost of service agreement revenues	10,389	8,242
Cost of advanced technologies contract revenues	5,975	3,444

Total cost of revenues	78,791	53,185

Gross profit	3	2,305
Operating expenses:
Administrative and selling expenses	10,868	7,766
Research and development expenses	7,402	7,739

Total operating expenses	18,270	15,505

Loss from operations	(18,267)	(13,200)
Interest expense	(1,140)	(1,205)
Income (loss) from equity investment	46	(512)
License fee and royalty income	—	836
Other income (expense), net	(105)	(218)

Loss before provision for income taxes	(19,466)	(14,299)
Provision for income taxes	(42)	(78)

Net loss	(19,508)	(14,377)
Net loss attributable to noncontrolling interest	462	142

Net loss attributable to FuelCell Energy, Inc.	(19,046)	(14,235)
Preferred stock dividends	(1,600)	(1,601)

Net loss to common shareholders	$(20,646)	$(15,836)

Loss per share basic and diluted
Basic	$(0.11)	$(0.11)
Diluted	$(0.11)	$(0.11)
Weighted average shares outstanding
Basic	188,968,577	144,830,437
Diluted	188,968,577	144,830,437